UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.             Changes in Registrant’s Certifying Accountant.

On August 19, 2013, UniTek Global Services, Inc. (the “Company”) was informed by Ernst & Young LLP (“Ernst & Young”) that Ernst & Young would not, if it were asked to do so, stand for re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors has commenced a process to indentify and engage an audit firm to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  The Company will disclose its engagement of a new independent registered public accounting firm once it has engaged a successor firm.

The audit report of Ernst & Young on the consolidated financial statements of the Company and subsidiaries for the fiscal years ended December 31, 2011 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2011 and 2012, and in the subsequent interim periods through August 19, 2013, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in its report on such financial statements.

The audit report of Ernst & Young on the consolidated financial statements of the Company and subsidiaries for the fiscal years ended December 31, 2011 and 2012 notes that “the accompanying consolidated financial statements as of and for the year ended December 31, 2011 have been restated to correct accounting errors related to recognition of revenues and cost of revenues and certain other identified errors.”

As disclosed in the Company’s Annual Report on Form 10-K for year ended December 31, 2012 (the “2012 Form 10-K”), management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2012 as a result of the material weaknesses described in Item 9A of the Company’s 2012 Form 10-K, which description is incorporated herein by reference.

The Audit Committee has discussed the subject matter of the matters described in the preceding paragraph with Ernst & Young and has authorized Ernst & Young to respond fully to the inquiries of any successor accountant concerning the subject matter of each of such matters.

The Company has provided Ernst & Young a copy of the disclosures in this Form 8-K and has requested that Ernst & Young furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the Company’s statements in this Item 4.01.  A copy of the letter furnished by Ernst & Young in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission., dated August 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: August 22, 2013	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission., dated August 22, 2013.